Exhibit 2.1 Articles of Incorporation of Professional Educational Consultants, Inc.

ARTICLES OF INCORPORATION
State of Nevada
Secretary of State

FILED in the office of the Secretary of State of the
STATE OF NEVADA (seal)
Feb 07, 1996      File No. C 30928

1.       NAME OF CORPORATION:       Professional Educational Consultants, Inc.

2.       RESIDENT AGENT:   Nevada First Bancorp
                                    1800 East Sahara Ave., Suite 104
                                    Las Vegas, NV 89104

3.       SHARES:                    25,000 common shares of $1.00 par value

4. GOVERNING BOARD: The initial Board of Directors shall consist of (1) director whom shall be Chad Holtz.

5. PURPOSE: The purpose of the Company shall be for the transacting of any lawful business allowed under Nevada law.

6.     OTHER  MATTERS:      (none)

7.     SIGNATURES OF INCORPORATORS:         Wayne Andre
                                            1800 East Sahara Ave., Suite 104
                                            Las Vegas, NV 89104

THIS instrument was acknowledged before me on: February 07, 1996 by Wayne Andre as incorporator of Professional Educational Consultants, Inc.

_____//ss//_____
Notary Public